Exhibit 99.1

UMB Financial Corporation	News Release
1010 Grand Boulevard
Kansas City, MO 64106
816.860.7000
umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Kelli Christman, 816.860.5088

Investor Relations Contact: Abby Wendel, 816.860.1685

UMB Financial Corporation Reports Fourth Quarter 2013 Earnings of $34.7 million, or

$0.77 per Diluted Share, an Increase of 64.6 percent compared to the Fourth Quarter

2012, and Record Year-End Earnings of $134.0 million

Selected fourth quarter and year-end financial highlights:

•	Net loans at December 31, 2013 were $6.4 billion, a 14.8 percent increase compared to net loans at December 31, 2012

•	Total deposits at December 31, 2013 were $13.6 billion, a 17.1 percent increase compared to total deposits at December 31, 2012

•	Net loan charge-offs decreased from 0.29 percent of average loans in the fourth quarter 2012 to 0.26 percent for the fourth quarter 2013

•	Total company assets under management were $41.4 billion at December 31, 2013, a 27.9 percent increase compared to total assets under management at December 31, 2012

•	Fourth quarter revenue from fee-based businesses was 61.2 percent of total revenue

•	Tier 1 capital ratio remains strong at 13.61 percent

KANSAS CITY, Mo. (January 28, 2014) – UMB Financial Corporation (Nasdaq: UMBF), a diversified financial holding company, announced earnings for the three months ended December 31, 2013 of $34.7 million or $0.78 per share ($0.77 diluted). This is an increase of $13.6 million, or 64.6 percent, compared to fourth quarter 2012 earnings of $21.1 million or $0.53 per share ($0.52 diluted). Earnings for the year ended December 31, 2013 were $134.0 million or $3.25 per share ($3.20 diluted). This is an increase of $11.2 million, or 9.2 percent, compared to the prior year-to-date earnings of $122.7 million or $3.07 per share ($3.04 diluted).

“Fourth quarter results finished 2013, our 100th Anniversary year, with positive momentum and helped the company post record net income of $134.0 million for the year,” said Mariner Kemper, Chairman and Chief Executive Officer. “The fourth quarter results were driven primarily by loan growth, solid revenue increase for Institutional Investment Management and unrealized gains of $13.0 million in market adjustments to Prairie Capital investments. Expense growth for the year was limited to 5.7 percent, and expenses in 2013 included an $11.3 million charge related to the contingent consideration liability for two past acquisitions. Net loan balances at the end of the fourth quarter were $6.4 billion, an increase of 14.8 percent compared to the fourth quarter 2012. This marks our fifteenth consecutive quarter of year-over-year loan growth, the past eight of which were double-digit percentage increases. Finally, credit quality remains outstanding with fourth quarter net loan charge offs at just 0.26 percent of average loans.”

Net Interest Income and Margin

Net interest income for the fourth quarter 2013 increased $5.7 million, or 7.1 percent, compared to the same period in 2012. Average earning assets increased $1.6 billion, or 12.7 percent, compared to the fourth quarter of 2012. This increase was primarily due to a $1.0 billion, or 19.2 percent, increase in average loans, and a $440.2 million, or 93.4 percent, increase in average interest bearing due from banks. Net interest margin decreased 13 basis points to 2.51 percent for the three months ended December 31, 2013, compared to the same quarter in 2012.

Noninterest Income and Expense

Noninterest income increased $26.3 million, or 24.1 percent, for the three months ended December 31, 2013, compared to the same period in 2012. This increase is attributable to an increase in trust and securities processing income of $13.3 million, or 22.9 percent, for the three months ended December 31, 2013 compared to the same period in 2012. The increase in trust and securities processing income was primarily due to a $6.1 million, or 31.6 percent, increase in advisory fee income from the Scout Funds, a $4.7 million, or 25.7 percent, increase in fees related to institutional and personal investment management services, and a $2.1 million, or 11.6 percent, increase in fee income from fund administration and custody services. Equity earnings on alternative investments increased $14.7 million for the three months ended December 31, 2013 primarily due to $13.0 million of unrealized gains on Prairie Capital Management equity method investments. These increases are offset by a decrease in trading and investment banking income of $2.1 million, or 32.8 percent, due to a general decline in trading volume.

Noninterest expense increased $12.5 million, or 7.9 percent, for the three months ended December 31, 2013, compared to the same period in 2012. This increase is primarily driven by higher salary and employee benefits expense of $5.6 million, or 6.7 percent. This increase is due to increases in salaries and wages of $2.7 million, or 5.3 percent, and a $2.3 million, or 12.9 percent, increase in commissions and bonuses. Processing fees increased $2.1 million, or 16.5 percent, due primarily to fees paid by the advisor to third-party distributors of the Scout Funds. Equipment expense increased $1.7 million, or 15.1 percent, driven by increased computer hardware and software expense. Other noninterest expense increased $3.3 million, or 28.7 percent, due to a $2.7 million increase in fair value adjustments on contingent consideration liabilities over the fourth quarter of 2012.

“In 2013, we continued to demonstrate the importance of our fee-based revenue to our successful business model,” said Peter deSilva, President and Chief Operating Officer. “Our strong fourth quarter results were driven by a 24.1 percent increase in noninterest income, led by our asset management and asset servicing businesses. Net inflows in our Institutional Investment Management segment were $5.3 billion for the year, driving assets under management to $31.2 billion at quarter end, an increase of 32.4 percent compared to a year ago. An increasingly valuable segment to our company, net income from Institutional Investment Management was 20.9 percent of the company’s earnings for the year. Total company assets under management increased 27.9 percent to $41.4 billion. Assets under administration in our Asset Servicing segment increased 22.4 percent to $191.0 billion at the end of 2013 compared to $156.0 billion at the end of 2012. In Healthcare Services, the number of health savings accounts increased 38.7 percent, bringing with them an increase of 49.2 percent in customer deposits and investment assets for the year. We are extremely pleased with the continued growth of this business.”

Balance Sheet

Average total assets for the three months ended December 31, 2013 were $15.5 billion compared to $13.9 billion for the same period in 2012, an increase of $1.7 billion, or 11.9 percent. Average earning assets increased by $1.6 billion for the period, or 12.7 percent.

Average loan balances for the three months ended December 31, 2013 increased $1.0 billion, or 19.2 percent, to $6.5 billion compared to the same period in 2012. Actual gross loan balances on December 31, 2013 were $6.5 billion, an increase of $0.8 billion, or 14.7 percent, compared to December 31, 2012. This increase was primarily driven by an increase in commercial loans of $427.8 million, or 14.9 percent, and a $266.3 million, or 18.6 percent, increase in commercial real estate loans. Nonperforming loans increased to $30.7 million on December 31, 2013 from $28.1 million on December 31, 2012. As a percentage of loans, nonperforming loans decreased to 0.47 percent as of December 31, 2013, compared to 0.49 percent on December 31, 2012. The company’s allowance for loan losses totaled $74.8 million, or 1.15 percent of loans, as of December 31, 2013, compared to $71.4 million, or 1.26 percent of loans, as of December 31, 2012.

For the three months ended December 31, 2013, average securities, including trading securities, totaled $7.0 billion. This is an increase of $120.6 million, or 1.8 percent, from the same period in 2012.

Average total deposits increased $1.6 billion, or 14.6 percent, to $12.7 billion for the three months ended December 31, 2013, compared to the same period in 2012. Average noninterest-bearing demand deposits increased $191.6 million, or 4.1 percent, compared to 2012. Average interest-bearing deposits increased by $1.4 billion, or 22.5 percent, in 2013 as compared to 2012. Total actual deposits as of December 31, 2013 were $13.6 billion, compared to $11.7 billion as of December 31, 2012, a 17.1 percent increase. Also, as of December 31, 2013, noninterest-bearing demand deposits were 38.0 percent of total deposits, compared to 42.2 percent as of December 31, 2012.

As of December 31, 2013, UMB had total shareholders’ equity of $1.5 billion, which is a 17.7 percent increase as compared to the same period in 2012. On September 16, 2013, UMB completed the issuance of 3.9 million shares of common stock with net proceeds of $201.2 million. On October 17, 2013, an additional 585 thousand shares were issued with net proceeds of $30.2 million. The total increase in shareholder’s equity as a result of the common stock issuance was $231.4 million for the year ended December 31, 2013.

“At the end of 2013, our balance sheet was 13.3 percent larger than it was at the end of 2012, and the mix of earning assets changed slightly,” said Mike Hagedorn, Chief Financial Officer. “Net loans increased 14.8 percent while our securities portfolio decreased 2.5 percent, reflecting our strategy to rotate earning assets into loans and out of our investment portfolio. Our bias is toward shortening and shrinking the investment portfolio and putting more deposits to work in loans, positioning the balance sheet to capitalize on a rising interest rate environment.”

Year-to-Date

Earnings for the year ended December 31, 2013 were $134.0 million or $3.25 per share ($3.20 diluted). This is an increase of $11.2 million, or 9.2 percent, compared to the prior year-to-date earnings of $122.7 million or $3.07 per share ($3.04 diluted).

Net interest income for the year ended December 31, 2013 increased $13.2 million, or 4.1 percent, compared to the same period in 2012. Net interest margin decreased to 2.55 percent for the year ended December 31, 2013 as compared to 2.75 percent for the same period in 2012.

Noninterest income increased $33.7 million, or 7.4 percent, to $491.8 million for the year ended December 31, 2013 as compared to the same period in 2012. Trust and securities processing income increased $40.9 million, or 18.2 percent, for the year ended December 31, 2013, compared to the same period in 2012. The increase in trust and securities processing income was primarily due to a $21.5 million, or 29.9 percent, increase in advisory fee income from the Scout Funds, a $5.4 million, or 7.3 percent, increase in fee income from fund administration and custody services, and a $12.7 million, or 18.2 percent, increase in fees related to institutional and personal investment management services. Equity earnings on alternative investments increased $18.6 million for the year ended

December 31, 2013 primarily due to $17.0 million of unrealized gains on Prairie Capital Management equity method investments. These increases are offset by decreases in trading and investment banking income, gains on sales of available for sale securities and other noninterest income. Trading and investment banking income decreased $9.7 million, or 32.0 percent, due to a general decline in trading volume. Gains of $8.5 million on securities available for sale were recognized during the year ended December 31, 2013 compared to $20.2 million during the same period in 2012. Other noninterest income decreased $11.3 million primarily due to an $8.7 million reduction in contingent consideration liabilities on acquisitions recognized in 2012. These adjustments were due to the adoption of new accounting guidance in 2012 related to fair value measurements and changes in cash flow projections.

Noninterest expense increased $33.7 million, or 5.7 percent, for the year ended December 31, 2013 compared to the same period in 2012. This increase is primarily driven by an increase of $19.8 million, or 6.2 percent, in salary and employee benefit expense, a $6.6 million, or 12.9 percent, increase in processing fees primarily driven by fees paid by the advisor to third-party distributors of the Scout Funds, and a $5.7 million, or 13.2 percent, increase in equipment expense driven by increased computer hardware and software expense. Other noninterest expense increased $3.7 million, or 11.4 percent, due to a $5.2 million increase in contingent consideration liabilities on acquisitions, offset by a $4.0 million decrease in derivatives expense.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors declared a $0.225 quarterly cash dividend payable on April 1, 2014, to shareholders of record at the close of business on March 10, 2014.

Conference Call

The company plans to host a conference call to discuss its 2013 fourth quarter and year-end earnings results on January 29, 2014, at 8:30 a.m. (CST).

Interested parties may access the call by dialing (toll-free) 800.762.8779 or (U.S.) 480.629.9645. The live call can also be accessed by visiting the investor relations area of umb.com or by using the following the link:

http://event.on24.com/r.htm?e=736553&s=1&k=24850B35D935B3184BB90FE8F8BCDFD3

A replay of the conference call may be heard until Feb. 12, 2014, by calling (toll-free) 800.406.7325 or (U.S.) 303.590.3030. The replay pass code required for playback is conference identification number 4660496. The call replay may also be accessed via the company’s website umb.com by visiting the investor relations area.

Forward-Looking Statements:

This release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2012, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the SEC. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a diversified financial holding company headquartered in Kansas City, Mo., offering complete banking services, payment solutions, asset servicing and institutional investment management to customers. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. Subsidiaries of the holding company include companies that offer services to mutual funds and alternative-investment entities and registered investment advisors that offer equity and fixed income strategies to institutions and individual investors. For more information, visit umb.com, blog.umb.com or follow us on Twitter at @UMBBank, Facebook at facebook.com/UMBBank and LinkedIn at linkedin.com/company/umb-bank.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation
(unaudited, dollars in thousands)

	December 31,
	2013	2012
Assets
Loans	$6,520,512	$5,686,749
Allowance for loan losses	(74,751)	(71,426)

Net loans	6,445,761	5,615,323

Loans held for sale	1,357	3,877
Investment securities:
Available for sale	6,762,411	6,937,463
Held to maturity	209,770	114,756
Trading securities	28,464	55,764
Federal Reserve Bank Stock and other	50,482	26,333

Total investment securities	7,051,127	7,134,316

Federal funds and resell agreements	87,018	89,868
Interest-bearing due from banks	2,093,467	720,500
Cash and due from banks	521,001	667,774
Bank premises and equipment, net	249,689	244,600
Accrued income	78,216	69,749
Goodwill	209,758	209,758
Other intangibles	55,585	68,803
Other assets	118,873	102,628

Total assets	$16,911,852	$14,927,196

Liabilities
Deposits:
Noninterest-bearing demand	$5,189,998	$4,920,581
Interest-bearing demand and savings	7,001,126	5,450,450
Time deposits under $100,000	491,792	540,269
Time deposits of $100,000 or more	957,850	742,065

Total deposits	13,640,766	11,653,365

Federal funds and repurchase agreements	1,583,218	1,787,270
Short-term debt	107	—
Long-term debt	5,055	5,879
Accrued expenses and taxes	153,450	182,468
Other liabilities	23,191	18,869

Total liabilities	15,405,787	13,647,851

Shareholders’ Equity
Common stock	55,057	55,057
Capital surplus	882,407	732,069
Retained earnings	884,630	787,015
Accumulated other comprehensive income	(32,640)	85,588
Treasury stock	(283,389)	(380,384)

Total shareholders’ equity	1,506,065	1,279,345

Total liabilities and shareholders’ equity	$16,911,852	$14,927,196

Consolidated Statements of Income			UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Interest Income
Loans	$59,206	$54,778	$229,665	$217,391
Securities:
Taxable interest	18,881	19,090	75,202	81,013
Tax-exempt interest	10,183	9,779	40,399	38,224

Total securities income	29,064	28,869	115,601	119,237
Federal funds and resell agreements	67	32	193	121
Interest-bearing due from banks	642	367	1,918	1,789
Trading securities	152	577	964	1,147

Total interest income	89,131	84,623	348,341	339,685

Interest Expense
Deposits	2,961	3,973	13,183	17,416
Federal funds and repurchase agreements	296	482	1,739	1,884
Other	(40)	(61)	150	329

Total interest expense	3,217	4,394	15,072	19,629

Net interest income	85,914	80,229	333,269	320,056
Provision for loan losses	4,000	4,000	17,500	17,500

Net interest income after provision for loan losses	81,914	76,229	315,769	302,556

Noninterest Income
Trust and securities processing	71,685	58,338	265,948	225,094
Trading and investment banking	4,317	6,421	20,641	30,359
Service charges on deposits	20,692	20,503	84,133	78,694
Insurance fees and commissions	661	1,146	3,727	4,095
Brokerage fees	2,743	2,782	11,470	11,105
Bankcard fees	14,365	14,536	62,031	60,567
Gains on sale of available for sale securities, net	(10)	210	8,542	20,232
Equity earnings on alternative investments	15,100	422	19,048	422
Other	6,054	4,916	16,293	27,554

Total noninterest income	135,607	109,274	491,833	458,122

Noninterest Expense
Salaries and employee benefits	88,691	83,124	339,691	319,852
Occupancy, net	10,116	9,568	39,291	37,927
Equipment	13,195	11,466	49,207	43,465
Supplies and services	5,777	5,788	20,387	21,045
Marketing and business development	7,190	6,990	22,703	24,604
Processing fees	14,936	12,819	57,791	51,191
Legal and consulting	5,826	6,142	18,703	17,980
Bankcard	4,563	4,582	18,381	18,154
Amortization of intangible assets	3,164	3,547	13,218	14,775
Regulatory fees	2,064	2,351	9,129	9,447
Other	14,904	11,582	35,677	32,014

Total noninterest expense	170,426	157,959	624,178	590,454
Income before income taxes	47,095	27,544	183,424	170,224
Income tax provision	12,432	6,484	49,459	47,507

Net income	$34,663	$21,060	$133,965	$122,717

Per Share Data
Net income—basic	$0.78	$0.53	$3.25	$3.07
Net income—diluted	0.77	0.52	3.20	3.04
Dividends	0.225	0.215	0.870	0.830
Weighted average shares outstanding	44,511,742	39,996,209	41,275,839	40,034,428

Condensed Statements of Consolidated Comprehensive Income (Loss)		UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net Income	$34,663	$21,060	$133,965	$122,717
Other comprehensive income, net of tax:
Unrealized gains on securities:
Change in unrealized holding (losses) gains, net	(26,769)	(25,456)	(178,500)	27,164
Less: Reclassifications adjustment for losses (gains) included in net income	10	(210)	(8,542)	(20,232)

Change in unrealized (losses) gains on securities during the period	(26,759)	(25,666)	(187,042)	6,932
Income tax benefit (expense)	9,804	9,708	68,814	(2,443)

Other comprehensive (loss) income	(16,955)	(15,958)	(118,228)	4,489

Comprehensive income	$17,708	$5,102	$15,737	$127,206

Consolidated Statements of Shareholders’ Equity					UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income	Stock	Total
Balance—January 1, 2012	$55,057	$723,299	$697,923	$81,099	$(366,246)	$1,191,132
Total Comprehensive income			122,717	4,489		127,206
Cash dividends ($0.83 per share)	—	—	(33,625)	—	—	(33,625)
Purchase of treasury stock	—	—	—	—	(20,419)	(20,419)
Issuance of equity awards	—	(1,911)	—	—	2,156	245
Recognition of equity based compensation	—	6,917	—	—	—	6,917
Net tax benefit related to equity compensation plans	—	359	—	—	—	359
Sale of treasury stock	—	587	—	—	389	976
Exercise of stock options	—	2,818	—	—	3,736	6,554

Balance—December 31, 2012	$55,057	$732,069	$787,015	$85,588	$(380,384)	$1,279,345

Balance—January 1, 2013	$55,057	$732,069	$787,015	$85,588	$(380,384)	$1,279,345
Total Comprehensive income			133,965	(118,228)		15,737
Cash dividends ($0.87 per share)	—	—	(36,350)	—	—	(36,350)
Purchase of treasury stock	—	—	—	—	(3,501)	(3,501)
Issuance of equity awards	—	(1,651)	—	—	2,101	450
Recognition of equity based compensation	—	7,936	—	—	—	7,936
Net tax benefit related to equity compensation plans	—	1,224	—	—	—	1,224
Sale of treasury stock	—	520	—	—	256	776
Exercise of stock options	—	3,986	—	—	5,032	9,018
Common stock issuance	—	138,323	—	—	93,107	231,430

Balance—December 31, 2013	$55,057	$882,407	$884,630	$(32,640)	$(283,389)	$1,506,065

Average Balances / Yields and Rates			UMB Financial Corporation
(tax—equivalent basis)
(unaudited, dollars in thousands)

	Year Ended December 31,
	2013		2012
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Assets
Loans, net of unearned interest	$6,221,318	3.69%	$5,251,278	4.14%
Securities:
Taxable	4,876,304	1.54	4,612,510	1.76
Tax-exempt	2,102,216	2.97	1,862,786	3.11

Total securities	6,978,520	1.97	6,475,296	2.14
Federal funds and resell agreements	36,589	0.53	26,459	0.46
Interest-bearing due from banks	663,818	0.29	547,817	0.33
Trading securities	56,022	1.90	53,227	2.34

Total earning assets	13,956,267	2.66	12,354,077	2.91
Allowance for loan losses	(72,370)		(72,984)
Other assets	1,146,865		1,108,099

Total assets	$15,030,762		$13,389,192

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$7,220,675	0.18%	$6,265,040	0.28%
Federal funds and repurchase agreements	1,613,584	0.11	1,410,478	0.13
Borrowed funds	4,972	3.02	11,514	2.86

Total interest-bearing liabilities	8,839,231	0.17	7,687,032	0.26
Noninterest-bearing demand deposits	4,709,643		4,256,618
Other liabilities	144,781		187,258
Shareholders’ equity	1,337,107		1,258,284

Total liabilities and shareholders’ equity	$15,030,762		$13,389,192

Net interest spread		2.49%		2.65%
Net interest margin		2.55		2.75

	Three Months Ended December 31,
	2013		2012
	Average Balance	Average Yield/ Rate	Average Balance	Average Yield/ Rate
Assets
Loans, net of unearned interest	$6,483,711	3.62%	$5,440,463	4.01%
Securities:
Taxable	4,820,959	1.55	4,871,764	1.56
Tax-exempt	2,148,904	2.91	1,950,812	2.98

Total securities	6,969,863	1.97	6,822,576	1.98
Federal funds and resell agreements	51,635	0.51	22,804	0.56
Interest-bearing due from banks	911,623	0.28	471,405	0.31
Trading securities	36,888	1.93	63,608	3.79

Total earning assets	14,453,720	2.60	12,820,856	2.78
Allowance for loan losses	(75,135)		(72,204)
Other assets	1,155,176		1,132,727

Total assets	$15,533,761		$13,881,379

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$7,795,495	0.15%	$6,365,088	0.25%
Federal funds and repurchase agreements	1,172,917	0.10	1,305,573	0.15
Borrowed funds	5,223	(2.96)	5,944	(4.08)

Total interest-bearing liabilities	8,973,635	0.14	7,676,605	0.23
Noninterest-bearing demand deposits	4,903,429		4,711,790
Other liabilities	142,552		198,609
Shareholders’ equity	1,514,145		1,294,375

Total liabilities and shareholders’ equity	$15,533,761		$13,881,379

Net interest spread		2.47%		2.55%
Net interest margin		2.51		2.64

FOURTH QUARTER 2013 FINANCIAL HIGHLIGHTS	UMB Financial Corporation
(unaudited, dollars in thousands, except share and per share data)
	2013	2012
Year Ended December 31
Net interest income	$333,269	$320,056
Provision for loan losses	17,500	17,500
Noninterest income	491,833	458,122
Noninterest expense	624,178	590,454
Income before income taxes	183,424	170,224
Net income	133,965	122,717
Net income per share—Basic	3.25	3.07
Net income per share—Diluted	3.20	3.04
Return on average assets	0.89%	0.92%
Return on average equity	10.02%	9.75%

Three Months Ended December 31
Net interest income	$85,914	$80,229
Provision for loan losses	4,000	4,000
Noninterest income	135,607	109,274
Noninterest expense	170,426	157,959
Income before income taxes	47,095	27,544
Net income	34,663	21,060
Net income per share—Basic	0.78	0.53
Net income per share—Diluted	0.77	0.52
Return on average assets	0.89%	0.60%
Return on average equity	9.08%	6.47%

At December 31
Assets	$16,911,852	$14,927,196
Loans, net of unearned interest	6,520,512	5,686,749
Securities	7,051,127	7,134,316
Deposits	13,640,766	11,653,365
Shareholders’ equity	1,506,065	1,279,345
Book value per share	33.30	31.71
Market price per share	64.28	43.82
Equity to assets	8.91%	8.57%
Allowance for loan losses	$74,751	$71,426
As a % of loans	1.15%	1.26%
Nonaccrual and restructured loans	$30,706	$28,103
As a % of loans	0.47%	0.49%
Loans over 90 days past due	$3,218	$3,554
As a % of loans	0.05%	0.06%
Other real estate owned	$1,288	$3,524
Net loan charge-offs quarter-to-date	$4,187	$3,941
As a % of average loans	0.26%	0.29%
Net loan charge-offs year-to-date	$14,175	$18,091
As a % of average loans	0.23%	0.35%
Common shares outstanding	45,221,237	40,340,878

Average Balances
Year Ended December 31
Assets	$15,030,762	$13,389,192
Loans, net of unearned interest	6,221,318	5,251,278
Securities	7,034,542	6,528,523
Deposits	11,930,318	10,521,658
Shareholders’ equity	1,337,107	1,258,284

Business Segment Information			UMB Financial Corporation
(unaudited, dollars in thousands)

	Three Months Ended December 31, 2013
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$73,874	$11,505	$(10)	$545	$85,914
Provision for loan losses	1,340	2,660	—	—	4,000
Noninterest income	62,405	17,737	34,893	20,572	135,607
Noninterest expense	99,139	23,121	29,583	18,583	170,426

Income before taxes	35,800	3,461	5,300	2,534	47,095
Income tax expense	8,905	1,271	1,127	1,129	12,432

Net income	$26,895	$2,190	$4,173	$1,405	$34,663

Average assets	$11,151,000	$1,832,000	$77,000	$2,474,000	$15,534,000

	Three Months Ended December 31, 2012
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$68,468	$11,227	$—	$534	$80,229
Provision for loan losses	2,281	1,719	—	—	4,000
Noninterest income	47,800	17,601	25,511	18,362	109,274
Noninterest expense	100,682	19,866	20,137	17,274	157,959

Income before taxes	13,305	7,243	5,374	1,622	27,544
Income tax expense	2,956	1,833	1,204	491	6,484

Net income	$10,349	$5,410	$4,170	$1,131	$21,060

Average assets	$11,245,000	$941,000	$79,000	$1,616,000	$13,881,000

	Year Ended December 31, 2013
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$285,112	$45,832	$(32)	$2,357	$333,269
Provision for loan losses	5,112	12,388	—	—	17,500
Noninterest income	210,535	74,223	126,442	80,633	491,833
Noninterest expense	376,365	86,746	88,336	72,731	624,178

Income before taxes	114,170	20,921	38,074	10,259	183,424
Income tax expense	28,532	6,732	10,011	4,184	49,459

Net income	$85,638	$14,189	$28,063	$6,075	$133,965

Average assets	$11,148,000	$1,785,000	$79,000	$2,019,000	$15,031,000

	Year Ended December 31, 2012
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$274,843	$43,350	$2	$1,861	$320,056
Provision for loan losses	9,267	8,233	—	—	17,500
Noninterest income	214,595	67,887	100,051	75,589	458,122
Noninterest expense	381,585	69,095	70,981	68,793	590,454

Income before taxes	98,586	33,909	29,072	8,657	170,224
Income tax expense	26,452	9,555	8,118	3,382	47,507

Net income	$72,134	$24,354	$20,954	$5,275	$122,717

Average assets	$10,950,000	$876,000	$81,000	$1,482,000	$13,389,000